Exhibit 4(r)


                              TXU ELECTRIC COMPANY
                              OFFICER'S CERTIFICATE

                   , the           of TXU Electric Company (the "Company"),
     --------------      ---------
pursuant to the authority granted in the Board Resolutions of the Company,
                   , and Sections 201, 301 and 1601 of the Indenture defined
-------------------
herein, does hereby certify to The Bank of New York (the "Trustee"), as Trustee under the Indenture (For Unsecured Subordinated Debt Securities relating to
Trust Securities) of the Company dated as of [December 1, 1995] [        ,2001]
                                                                 --------
(the "Indenture") that:

     1.   The securities of the        [first] series to be issued under the
                                ------
          Indenture shall be designated "     % Junior Subordinated Debentures,
                                         -----
          Series  " (the "Debentures of the        Series"). The Debentures of
                 -                          ------
          the          Series are to be issued to The Bank of New York, as
              --------
          Property Trustee (the "Property Trustee") of [Name of Trust], a Delaware statutory business trust (the "Trust"). All capitalized terms used in this certificate which are not defined herein shall have the meanings set forth in Exhibit A hereto; all capitalized terms used in this certificate which are not defined herein or in Exhibit A hereto shall have the meanings set forth in the Indenture;

     2.   The Debentures of the          Series shall mature and the principal
                                --------
          shall be due and payable together with all accrued and unpaid interest
          thereon on            ,      [except as provided in paragraph (6) of
                     -----------  ----
          this Certificate];

     3.   The Debentures of the          Series shall bear interest as provided
                                --------
          in the form thereof set forth in Exhibit A hereto.

     4.   The principal and each installment of interest on the Debentures of
          the          Series shall be payable at the office or agency of the
              --------
          Company in The City of New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto. Notices and demands to or
          upon the Company in respect of the Debentures of the          Series
                                                               --------
          may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment and service of notices and demands and the Company hereby appoints The Bank of New York as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The registration and registration of transfers and exchanges in respect of the Debentures
          of the          Series may be effected at the offices of TXU Business
                 --------
          Services Company in Dallas, Texas. TXU Business Services Company will initially be the Security Registrar and the Trustee will initially be
          the Paying Agent for the Debentures of the          Series.
                                                     --------

     5.   The Debentures of the          Series will be redeemable at the option
                                --------
          of the Company on or after            ,     , at any time in whole and
                                     -----------  ----
          from time to time in part, upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

          If at any time a Tax Event (as defined below) shall occur and be continuing and either (i) in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting the termination of the Trust, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, and the
          distribution of the Debentures of the          Series to the holders
                                                --------
          of the Preferred Trust Securities issued by the Trust (the "Preferred Trust Securities"), in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence (as defined below)
          would continue to exist or (ii) the Debentures of the          Series
                                                                --------
          are not held by the Trust, then the Company shall have the right to
          redeem the Debentures of the          Series, in whole but not in
                                       --------
          part, at any time within 90 days following the occurrence of the Tax
          Event, at 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

          "Tax Event" means the receipt by the Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,
          (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the Preferred Trust Securities, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to interest received
          on the Debentures of the          Series, (ii) interest payable by the
                                   --------
          Company on the Debentures of the          Series is not, or will not
                                           --------
          be, fully deductible by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances described in clauses (i), (ii) or (iii) being an "Adverse Tax Consequence");

     6. [Upon the occurrence and during the continuation of a Tax Event relating to non-deductibility of interest payments on the Debentures
          of the          Series, in lieu of redeeming the Debentures of the
                 --------
                   Series, at its option, the Company may shorten the Stated
          --------
          Maturity of the Debentures of the          Series to a date not
                                            --------
          earlier than            ,     . The Trustee may conclusively rely on
                       -----------  ----
          an Officer's Certificate setting forth a changed Stated Maturity of
          the Debentures of the         Series;]
                                -------

     7.   So long as any Debentures of the          Series are Outstanding, the
                                           --------
          failure of the Company to pay interest on any Debentures of the
                   Series within 30 days after the same becomes due and payable
          --------
          (whether or not payment is prohibited by the provisions of Article Fifteen of the Indenture) shall constitute an Event of Default; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 311 of the Indenture and paragraph (8) of this Certificate shall not constitute a failure to pay interest for this purpose;

     8. Pursuant to Section 311 of the Indenture the Company shall have the right, at any time and from time to time during the term of the
          Debentures of the          Series, so long as the Company is not in
                            --------
          default in the payment of interest on the Securities of any series under the Indenture, to extend the interest payment period to a period not exceeding 20 consecutive quarterly periods (an "Extension Period") during which period interest (calculated for each Interest Period in the manner provided for in Exhibit A hereto, as if the interest payment period had not been so extended) will be compounded quarterly. At the end of the Extension Period, the Company shall pay all interest accrued and unpaid (together with interest thereon at the rate
          specified for the Debentures of the          Series, compounded
                                              --------
          quarterly, to the extent permitted by applicable law). However, during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than dividends or distributions paid in common stock of the Company) on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, repurchase or redeem any indebtedness that is pari passu with or
          subordinated to the Debentures of the          Series, or make any
                                                --------
          guarantee payments with respect to the foregoing ("Restricted Payments"). [The restrictions contained in the immediately preceding sentence shall not apply to a Subsidiary who assumes the obligations of the Company under the Indenture and under the Debentures of the
                   Series, pursuant to paragraph (14) of this Certificate.]
          --------

          Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarterly periods at any one time or extend beyond the Maturity of the Debentures of the
                   Series. Any Extension Period with respect to payment of
          --------
          interest on the Debentures of the          Series, or any extended
                                            --------
          interest payment period in respect of similar securities will apply to
          the Debentures of the          Series and all such securities and will
                                --------
          also apply to distributions with respect to the Preferred Trust Securities and all other securities with terms substantially the same as the Preferred Trust Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company will give the Trust and the Trustee notice of its election of an Extension Period before the Business Day prior to the record date for the distribution which would occur but for such election and will cause the Trust to send notice of such election to the holders of Preferred Trust Securities;

     9. At any time, the Company will have the right to dissolve the Trust and, after satisfaction of liabilities to creditors, if any, of the Trust as provided by applicable law, cause the Debentures of the
                   Series to be distributed to the holders of the Preferred
          --------
          Trust Securities;

     10. So long as any Securities are outstanding under the Indenture, the Company shall not make any Restricted Payments at any time the Company is in default under the Guarantee with respect to the Trust or is in default with respect to payments due on any Outstanding Securities;

     11.  In the event that, at any time subsequent to the initial
          authentication and delivery of the Debentures of the          Series,
                                                               --------
          the Debentures of the          Series are to be held in global form by
                                --------
          a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture in an Officer's Certificate supplemental to this Certificate;

     12.  No service charge shall be made for the registration of transfer or
          exchange of the Debentures of the          Series; provided, however,
                                            --------
          that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

     13.  If the Company shall make any deposit of money and/or Eligible
          Obligations with respect to any Debentures of the          Series, or
                                                            --------
          any portion of the principal amount thereof, as contemplated by
          Section 701 of the Indenture, the Company shall not deliver an Officer's Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer's Certificate, either:

               (A) an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the
          Debentures of the          Series, shall assume the obligation (which
                            --------
          shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section
          701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such
          Debentures of the          Series or portions thereof, all in
                            --------
          accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

               (B) an Opinion of Counsel, to the effect that, as a result of a change in law occurring after the date of this certificate, the
          Holders of such Debentures of the          Series, or portions of the
                                            --------
          principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company's indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

     14.  [Terms and conditions of the assignment by the Company of its
          obligations under the Debentures of the          Series and under the
                                                  --------
          Indenture to the extent related to such series will be inserted here.]

     15. The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial
          interests in the Debentures of the          Series and, if and to the
                                             --------
          extent that the Debentures of the     Series are held by a depository,
                                            ---
          for any depository records of beneficial interests or for any transactions between the depository and beneficial owners;

     16.  The Debentures of the          Series shall have such other terms and
                                --------
          provisions as are provided in the form thereof set forth in Exhibit A hereto, and shall be issued in substantially such form;

     17. The undersigned has read all of the covenants and conditions contained in the Indenture and the definitions in the Indenture relating thereto, relating to the issuance of the Debentures of the
                                                                     --------
          Series and in respect of compliance with which this certificate is made;

     18. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

     19. In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

     20. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any, provided for in the Indenture (including any covenants compliance with which constitutes a condition precedent)
          relating to the authentication and delivery of $            aggregate
                                                          -----------
          principal amount of the Debentures of the          Series requested in
                                                    --------
          the accompanying Company Order      , have been complied with.
                                         -----

     IN WITNESS WHEREOF, I have executed this Officer's Certificate this
                                                                         -----
day of          ,     .
       ---------  ----


                                             -----------------------------------

NO.
   ---------------
CUSIP NO.
          -----------

                                                                       EXHIBIT A

                 [FORM OF FACE OF JUNIOR SUBORDINATED DEBENTURE]

                              TXU ELECTRIC COMPANY

                      % JUNIOR SUBORDINATED DEBENTURES, SERIES
               -------                                         --

     TXU Electric Company, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Bank of New York, as Property Trustee under [Name of Trust], a Delaware statutory business trust, or
registered assigns, the principal sum of                      Dollars ($
                                         --------------------
          ) on        ,      (except as hereinafter provided) and, except as
----------     -------  ----
hereinafter provided, to pay interest on said principal sum, from and including the date of original issuance, but if interest has been paid on this Security, then from, and including, the most recent Interest Payment Date to which
interest has been paid or duly provided for, quarterly in arrears on         ,
                                                                     --------
       ,           and             of each year (each an "Interest Payment
-------  ---------     -----------
Date"), commencing               , at the rate of     % per annum, plus
                   --------------                 ----
Additional Interest, if any, until the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), in each case with the same force and effect as if made on such Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Interest Payment Date; provided, however, that if the Securities of this series are held by a securities depositary in a book-entry only form, the Regular Record Date will be one Business Day preceding the corresponding Interest Payment Date; and provided further that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

          Payment of the principal of (and premium, if any) and interest on this Security will be made upon presentation at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York, in


                                     -A-1-
such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register or by wire transfer to an account designated by the Person entitled thereto.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                             TXU ELECTRIC COMPANY


                                             By:
                                                --------------------------------


                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

Dated:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                             THE BANK OF NEW YORK, as Trustee


                                                  By:
                                                     ---------------------------
                                                          Authorized Signatory


                                     -A-2-

               [FORM OF REVERSE OF JUNIOR SUBORDINATED DEBENTURE]

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture (For Unsecured Subordinated Debt Securities relating
to Trust Securities), dated as of          (herein, together with any amendments
                                  --------
thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer's Certificate filed with the Trustee on
              (the "Officer's Certificate"), creating the series designated on
-------------
the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          This Security will be redeemable at the option of the Company on or
after            ,     , at any time in whole and from time to time in part,
      -----------  ----
upon not less than 30 nor more than 60 days' notice given as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount thereof plus accrued and unpaid interest hereon, including Additional Interest, if any, to the Redemption Date.

          If at any time a Tax Event (as defined below) shall occur and be continuing and either (i) in the opinion of counsel to the Company experienced in such matters, there would in all cases, after effecting the termination of the Trust, after satisfaction of liabilities to creditors of the Trust, if any, as provided by applicable law, and the distribution of this Security to the holders of the Preferred Trust Securities of the Trust (the "Preferred Trust Securities"), in exchange therefor, be more than an insubstantial risk that an Adverse Tax Consequence (as defined below) would continue to exist or (ii) this Security is not held by [Name of Trust], a Delaware statutory business trust (the "Trust"), then the Company shall have the right to redeem this Security, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event, at 100% of the principal amount thereof plus accrued and unpaid interest hereon, including Additional Interest, if any, to the Redemption Date.

          "Tax Event" means the receipt by the Trust or the Company of an opinion of counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation) (each, an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of any such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or


                                     -A-3-
regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, which amendment, clarification, or change is effective, which Administrative Action is taken or which judicial decision is issued, in each case on or after the date of issuance of the Preferred Trust Securities, there is more than an insubstantial risk that
(i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on this Security, (ii) interest payable by the Company on this Security is not, or will not be, fully deductible by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances described in clauses (i), (ii) or (iii) being an "Adverse Tax Consequence").

          Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.

          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          [Upon the occurrence and continuation of a Tax Event relating to non-deductibility of interest payments on the Securities of this series, in lieu of redeeming the Securities of this series, at its option, the Company may shorten the Stated Maturity of the Securities of this series to a date not
earlier than            ,     . The Trustee may conclusively rely on an
             -----------  ----
Officer's Certificate setting forth a changed Stated Maturity of the Securities of this series.]

          The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer's Certificate described above.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be


                                     -A-4-
affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding to waive compliance by the Company with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          Pursuant to Section 311 of the Indenture so long as the Company is not in default in the payment of interest on the Securities of any series under the Indenture, the Company shall have the right, at any time and from time to time during the term of the Securities of this series, to extend the interest payment period to a period not exceeding 20 consecutive quarterly periods (an "Extension Period") during which period interest (calculated for each Interest Period (as defined in the Officer's Certificate) in the manner provided for on the face hereof, as if the interest payment period had not been so extended) will be compounded quarterly. At the end of the Extension Period, the Company shall pay all interest accrued and unpaid hereon (together with interest thereon at the rate specified for the Securities of this series, compounded quarterly, to the extent permitted by applicable law) and Additional Interest, if any; provided, however, that during any such Extension Period, the Company shall not declare or pay any dividend or distribution (other than a dividend or distribution in common stock of the Company) on, or redeem, purchase, acquire or make a


                                     -A-5-
liquidation payment with respect to, any of its capital stock, make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any indebtedness that is pari passu with or subordinated to the Securities of this series, or make any guarantee payments with respect to the foregoing ("Restricted Payments"). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarterly periods at any one time or extend beyond the Maturity of the Securities of this series. Any Extension Period with respect to payment of interest on the Securities of this series, or any extended interest payment period in respect of similar securities (including all Securities issued under the Indenture) will apply to the Securities of this series and all such securities and will also apply to distributions with respect to the Preferred Trust Securities and all other securities with terms substantially the same as the Preferred Trust Securities. Upon the termination of any such Extension Period and the payment of all amounts then due, including interest on deferred interest payments, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Trustee notice of its election of an Extension Period before the Business Day prior to the record date for the distribution which would occur but for such election.

          The Securities of this series are issuable only in registered form
without coupons in denominations of $   and any integral multiple thereof. As
                                     --
provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          [Assignment provisions will be inserted here]

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture and in the Officer's Certificate establishing the terms of the Securities of this series.


                                     -A-6-

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this   % Junior
                                                               --
Subordinated Debenture, Series   :
                               --

        (Insert assignee's social security or tax identification number)

                    (Insert address and zip code of assignee)

and irrevocably appoints
agent to transfer this Security on the Security Register. The agent may substitute another to act for him or her.

Date:
      ------------------------------------


                                        Signature:
                                                  -----------------------------

                                        Signature Guarantee:
                                                            -------------------


     (Sign exactly as your name appears on the other side of this Security)

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


                                      -A-7-